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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2002 divine, inc.
(Exact name of registrant as specified in its charter)

Delaware	0-30043	36-4301991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1301 N. Elston Avenue
Chicago, Illinois 60622
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (773) 394-6600

N/A
(Former name or former address, if changed since last report)

Item 5.    Other Events.

        On May 23, 2002, divine, inc., a Delaware corporation ("divine"), issued a press release announcing that it had received a Nasdaq Staff Determination letter on May 16, 2002, indicating that divine's Class A common stock fails to comply with the $1.00 minimum bid price requirement for continued listing on the Nasdaq National Market set forth in Nasdaq Marketplace Rule 4310(c)(4), and that divine's Class A common stock is therefore subject to delisting from the Nasdaq National Market, as more fully described in the press release annexed hereto as Exhibit 99.1.

        divine has filed a request for a hearing before the Nasdaq Qualifications Panel to review the Staff Determination. The date for this hearing has yet to be established. divine has been advised that Nasdaq will not take any action to delist its stock pending the conclusion of that hearing.

        As a means of satisfying the Nasdaq minimum bid price requirement, the board of directors of divine proposed a reverse stock split, which the stockholders of divine approved during divine's annual meeting on May 21, 2002. The board of directors has determined that the reverse stock split will be implemented at a one-for-twenty-five (1:25) ratio and has set the beginning of May 29, 2002, as the record date for that reverse stock split.

Item 7.    Financial Statements and Exhibits.

Exhibits.

        The exhibits to this report are listed in the Exhibit Index set forth elsewhere herein.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2002
divine, inc.
	By:	/s/ MICHAEL P. CULLINANE Michael P. Cullinane Executive Vice President, Chief Financial Officer, and Treasurer

divine, inc.

Exhibit Index

Exhibit Number	Description of Exhibit
99.1	Press release, dated May 23, 2002.

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURE
Exhibit Index